UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 2, 2007

Capital One Auto Receivables, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-128722	31-1750007
(State or Other Jurisdiction of Incorporation of Registrant)	(Commission File Number of Registrant)	(Registrant’s I.R.S. Employer Identification Nos.)

140 E. Shore Drive, Room 1052-D Glen Allen, Virginia	23059
(Address of Principal Executive Offices)	(Zip Code)

(804) 290-6736

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Capital One Auto Receivables, LLC (the “Registrant”) is filing (1) a Services Agreement between Capital One Services, Inc. and First Data Resources, Inc. dated November 8, 2004 (the “Master Services Agreement”), which was previously filed by Capital One Funding, LLC, Capital One Master Trust and Capital One Multi-asset Execution Trust on a current report on Form 8-K on December 15, 2005 and (2) a Remittance Processing Services Agreement between Capital One Auto Finance, Inc. and Integrated Payment Systems, Inc., dated October 1, 2001 (the “Remittance Processing Agreement”).

Confidential treatment has been requested for certain portions of the Master Services Agreement and the Remittance Processing Agreement.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description
99.1	Services Agreement between Capital One Services, Inc. and First Data Resources, Inc. dated November 8, 2004 (the “Master Services Agreement”), which was previously filed by Capital One Funding, LLC, Capital One Master Trust and Capital One Multi-asset Execution Trust on a current report on Form 8-K on December 15, 2005. Confidential treatment has been requested for certain portions of the Master Services Agreement.

99.2	Remittance Processing Services Agreement between Capital One Auto Finance, Inc. and Integrated Payment Systems, Inc., dated October 1, 2001 (the “Remittance Processing Agreement”). Confidential treatment has been requested for certain portions of the Remittance Processing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2007	CAPITAL ONE AUTO RECEIVABLES, LLC

	By:	/s/ Richard Johns
	Name:	Richard Johns
	Title:	Assistant Vice President

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Services Agreement between Capital One Services, Inc. and First Data Resources, Inc. dated November 8, 2004 (the “Master Services Agreement”), which was previously filed by Capital One Funding, LLC, Capital One Master Trust and Capital One Multi-asset Execution Trust on a current report on Form 8-K on December 15, 2005. Confidential treatment has been requested for certain portions of the Master Services Agreement.

99.2	Remittance Processing Services Agreement between Capital One Auto Finance, Inc. and Integrated Payment Systems, Inc., dated October 1, 2001 (the “Remittance Processing Agreement”). Confidential treatment has been requested for certain portions of the Remittance Processing Agreement.